Exhibit 10.9

Dated August 16, 2021

J.DISTRII GLOBAL LIMITED
as the Mortgagor

and

CITY CONNECTED COMMUNITIES PTE. LTD.

as the Mortgagee

EQUITABLE SHARE MORTGAGE

(in respect of shares held by the Mortgagor in AgiiPlus Inc.)

Warning: Stamp Duty will be payable if an original of this document is brought into the Cayman Islands

DPN/175746.00003

Contents

Clause		Page

1	Definitions and Interpretation	2
2	Payment of Secured Obligations	6
3	Security	6
4	Perfection of Security	6
5	Delivery of Documents	7
6	Further Assurance	9
7	Restrictions on Dealings	10
8	Operations Before and After Enforcement	11
9	Enforcement of Security	12
10	Powers of Sale	13
11	Appointment of Receiver	14
12	Powers of Receiver	14
13	Application of Monies	17
14	Receipt and Protection of purchasers	18
15	Power of Attorney	18
16	Representations	19
17	Effectiveness of Security	20
18	Release of Security	23
19	Subsequent and Prior Security Interests	23
20	Discretion and Delegation	24
21	Changes to Parties	24
22	Fees, costs and expenses	24
23	Indemnity	25
24	Conversion of currency	25
25	Set-off	25
26	Amendment and waiver	25
27	Certificate of Secured Party	26
28	Notices	26
29	Counterparts	26
30	Governing Law	26
31	Jurisdiction	26
Schedule 1		28
Schedule 2		29
Schedule 3		31
Schedule 4		32
Schedule 5		33
Schedule 6		35

THIS DEED OF EQUITABLE SHARE MORTGAGE is made on August 16, 2021

Between

1	J.DISTRII GLOBAL LIMITED, a BVI business company with limited liability incorporated under the laws of the British Virgin Islands with company number 2071655 and having its registered office at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, VG1110, British Virgin Islands (the Mortgagor);

and

2	CITY CONNECTED COMMUNITIES PTE. LTD., a private company incorporated in the Republic of Singapore, whose registered office is 9 RAFFLES PLACE #12-01 REPUBLIC PLAZA SINGAPORE 048619 (the Mortgagee, which expression shall include its successors, assigns and transferees).

RECITALS:

A.	This Deed is entered into in connection with the Note (as defined below) and the Share Repurchase Agreement (as defined below).

B.	The board of directors of the Mortgagor is satisfied that entering into this Deed is for the purposes and to the benefit of the Mortgagor and its business.

C.	The Mortgagee and the Mortgagor intend this document to take effect as a deed even though a party may only execute this document under hand.

D.	The Company plans to enter into a business combination agreement (the “Business Combination Agreement”) with a Special Purpose Acquisition Company already listed in a stock exchange in the United States (“SPAC”) and certain other parties and, to achieve listing on the relevant stock exchange through merger with the SPAC.

NOW THIS DEED WITNESSES as follows:

1	Definitions and Interpretation

1.1	Definitions

Business Day means a day (other than a Saturday or Sunday or a public holiday) on which banks are open for general business in the United States of America, the Hong Kong Special Administrative Region and the People’s Republic of China (excluding, for this purpose, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan).

BVI Act means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.

Collateral Rights means all rights, powers and remedies of the Mortgagee or any Receiver (or any Delegate pursuant to this Deed or the Finance Documents) provided by or pursuant to this Deed or by law.

Companies Act means the Companies Act (Revised) of the Cayman Islands.

Company means AgiiPlus Inc., an exempted company incorporated under the laws of the Cayman Islands with company number 371912 and its registered office at 89 Nexus Way, Camana Bay, Cayman Islands.

Delegate means any delegate or sub-delegate appointed under Clause 20.2 (Delegation).

Event of Default has the meaning given to it in the Note and Clause 4 (Perfection of Security).

Initial Shares means the 3,097,893 ordinary shares in the Company with par value US$0.0001 registered in the name of the Mortgagor and represented by share certificate number 16.

Finance Documents means this Deed, the Note and the Share Repurchase Agreement.

Note means the convertible promissory note to be executed by the Company as issuer of the note and the Mortgagee as holder of the note at the Repurchase Closing.

Obligors means the Mortgagor and the Company.

Mortgaged Property means the Shares and the Related Rights.

Quasi Security means an arrangement or transaction under which the Mortgagor will:

(a)	sell, transfer or otherwise dispose any Mortgaged Property on terms whereby they are or may be leased to or re-acquired by any Obligor;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Indebtedness or of financing acquisition of an asset

Receiver means an administrative receiver or receiver and manager or a receiver of the whole or any part of the Mortgaged Property and that term will include any appointee under a joint and/or several appointment.

Repurchase Closing shall have the meaning ascribed to the term “Closing” in the Share Repurchase Agreement.

Register of Members means the Register of Members of the Company (including any applicable branch register and non-listed shares register) maintained by the Company in accordance with the Companies Act.

Restrictions Notice means a restrictions notice as defined in section 244(1) of the Companies Act.

Related Rights means:

(a)	any proceeds of sale, transfer, redemption, substitution, exchange, conversion or other disposal, or agreement for sale, transfer, redemption, substitution, exchange, conversion or other disposal, of;

(b)	any moneys or proceeds paid or payable (including interest and dividends) deriving from;

(c)	any rights (including to securities), claims, guarantees, indemnities, security or covenants for title in relation to;

(d)	any awards or judgments in favour of the Mortgaged Property in relation to;

(e)	any certificate or other evidence of title to;

(f)	all other rights, powers, benefits and privileges, present and future, which the Mortgagor may have in respect of; and

(g)	any other assets or property deriving from,

the Shares.

Secured Obligations means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to the Secured Parties under each Finance Document.

Secured Party means the Mortgagee, any Receiver and any Delegate.

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Security Period means the period beginning on the date of this Deed and ending on the earlier of (i) the closing of the transactions contemplated in the Business Combination Agreement (if and only if the closing occurs on or before 30 June 2022 or such later date mutually agreed by the Mortgagee and the Company in writing); (ii) the date on which all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

Share Repurchase Agreement means the Share Repurchase Agreement entered into by the Company and the Mortgagee dated August 16, 2021.

Shares means:

(a)	the Initial Shares; and

(b)	any shares acquired in respect of Initial Shares by reason of a division or combination of shares, share dividend, reclassification or otherwise.

1.2	Construction

In this Deed:

(a)	any reference to a Recital, Clause or Schedule is to the relevant Recital, Clause or Schedule of or to this Deed;

(b)	the Recitals and Schedules form part of this Deed and shall have effect as if set out in full in the body of this Deed and any reference to this Deed includes the Recitals and Schedules;

(c)	the clause headings are included for convenience only and shall not affect the interpretation of this Deed;

(d)	use of the singular includes the plural and vice versa;

(e)	use of any gender includes the other gender;

(f)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(g)	indebtedness due, owing or incurred under the Note shall include all moneys, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the facilities provided for therein or the obligations and liabilities imposed thereunder however fundamental;

(h)	no person shall be found to have committed actual fraud or willful default under this Deed unless or until a court of competent jurisdiction shall have made a finding to that effect;

(i)	references to a “person” shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality); and in each case, its successors and assigns and persons deriving title under or through it, in whole or in part, and any person which replaces any party to any document in its respective role thereunder, whether by assuming the rights and obligations of the party being replaced or whether by executing a document in or substantially in the form of the document it replaces;

(j)	any reference in this Deed to a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument in any other manner whatsoever; and

(k)	in relation to an Event of Default, “continuing” means that the relevant Event of Default and has not been waived in writing by the Mortgagee.

1.3	Third Party Rights

(a)	Unless expressly provided to the contrary in this Deed, a person who is not a party to this Deed (other than any Secured Party, Receiver, or Delegate) has no right under the Contracts (Rights of Third Parties) Act, 2014 to enforce or enjoy the benefit of any term of this Deed.

(b)	Notwithstanding any terms of this Deed, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Deed.

2	Payment of Secured Obligations

The Mortgagor hereby covenants with the Mortgagee that it shall on demand pay and discharge each of the Secured Obligations on its due date as provided for in the Finance Documents.

3	Security

(a)	As legal and beneficial owner and as continuing security for the due and prompt discharge and payment of the Secured Obligations, the Mortgagor hereby:

(i)	mortgages in favour of the Mortgagee by way of a first equitable mortgage all its right, title and interest in and to the Shares; and

(ii)	charges in favour of the Mortgagee, by way of a first fixed charge, all of its right, title and interest in and to the Shares and all Related Rights in relation thereto including all benefits, present and future, actual and contingent accruing in respect of the Shares and all Related Rights (to the extent not effectively mortgaged under Clause 3(a)(i)).

(b)	The Mortgagor hereby authorises the Mortgagee to arrange at any time after the occurrence of an Event of Default which is continuing for the Mortgaged Property or any part thereof to be registered in the name of the Mortgagee (or its nominee) thereupon to be held, as so registered, subject to the terms of this Deed and at the request of the Mortgagee, the Mortgagor shall without delay procure that the foregoing shall be done.

4	Perfection of Security

(a)	The Mortgagor shall as soon as practicable after the Repurchase Closing procure that the following notation to be entered on the Register of Members (and in any event within five Business Days of the Repurchase Closing):

“The 3,097,893 shares issued and registered in the name of J.distrii Global Limited represented by share certificate number 16 are mortgaged and charged in favour of City Connected Communities Pte. Ltd. and its successors permitted transferees and permitted assigns as mortgagee pursuant to an equitable share mortgage dated August 16, 2021, as amended from time to time. The date that this annotation is made is [Date].”

(b)	The Mortgagor shall provide the Mortgagee with a certified true copy of an extract of the Register of Members with the annotation referred to in paragraph (a) above as soon as practicable after such annotation is entered on the Register of Members (and in any event within five Business Days of the Repurchase Closing).

(c)	The Mortgagor shall:

(i)	immediately after the Repurchase Closing, instruct its registered agent to create and maintain a register of charges for the Mortgagor in accordance with section 162 of the BVI Act (the Register of Charges) to the extent that this has not already been done;

(ii)	immediately after the Repurchase Closing, enter particulars as required by the BVI Act of the Security created pursuant to this Deed in the Register of Charges and immediately after entry of such particulars has been made, and in any event within five (5) Business Days of the date of the Repurchase Closing, provide the Mortgagee with a certified true copy of the updated Register of Charges;

(iii)	immediately after the Repurchase Closing effect registration, or assist the Mortgagee in effecting registration, of this Deed with the Registrar of Corporate Affairs in the British Virgin Islands (the Registrar of Corporate Affairs) pursuant to section 163 of the BVI Act by making the required filing or assisting the Mortgagee in making the required filing in the approved form with the Registrar of Corporate Affairs and (if applicable) provide confirmation in writing to the Mortgagee that such filing has been made within five (5) Business Days after receipt of the same from the Registrar of Corporate Affairs; and

(iv)	if the registration referred to in paragraph (iii) above is not being effected by or on behalf of the Mortgagee, immediately on receipt, and in any event within ten (10) Business Days after the Repurchase Closing, deliver or procure to be delivered to the Mortgagee, (1) the certificate of registration of charge issued by the Registrar of Corporate Affairs evidencing that the requirements of Part VIII of the BVI Act as to registration have been complied with and (2) the filed and stamped copy of the application containing the relevant particulars of this Deed.

Failure by the Mortgagor to comply with any provisions of this Clause 4 shall be deemed to be an Event of Default.

5	Delivery of Documents

(a)	The Mortgagor shall, on the date of this Deed, deposit with the Mortgagee (or as the Mortgagee directs) the following (collectively, the “Mortgage Deliverables”):

(i)	all certificates (if any) representing the Initial Shares;

(ii)	an undated instrument of transfer in respect of the Shares, executed in blank by or on behalf of the Mortgagor in substantially the form set out in Schedule 1 (Instrument of Transfer);

(iii)	a dated irrevocable proxy and power of attorney in respect of the Shares, executed by or on behalf of the Mortgagor in substantially the form set out in Schedule 2 (Irrevocable Appointment of Proxy and Power of Attorney);

(iv)	undated written resolutions of the board of directors of the Company executed by all of the directors of the Company in substantially the form set out in Schedule 3 (Written Resolutions of the Directors of the Company);

(v)	a dated letter of authorisation executed by each director of the Company in substantially the form set out in Schedule 4 (Director’s Letter of Authorisation);

(vi)	a dated irrevocable deed of undertaking and confirmation from the Company to the Mortgagee in substantially the form set out in Schedule 5 (Deed of Undertaking and Confirmation); and

(vii)	a dated irrevocable letter of instruction executed by or on behalf of the Company, countersigned by its registered office provider and the Mortgagee, in substantially the form set out in Schedule 6 (Letter of Instruction to Registered Office Provider);

(viii)	the following documents in respect of the Company:

(A)	a certified copy of its Certificate of Incorporation (and Certificates of Incorporation on Change of Name (if any));

(B)	a certified copy of its current Memorandum and Articles of Association;

(C)	a certified copy of its current Register of Directors;

(D)	a certified copy of its current Register of Members; and

(E)	a copy of a Certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands in respect of it and dated within one month prior to the date of this Deed.

(ix)	the following documents in respect of the Mortgagor:

(A)	a certified copy of its Certificate of Incorporation (and Certificates of Change of Name (if any);

(B)	a certified copy of its current Memorandum and Articles of Association;

(C)	a certified copy of its current Register of Directors;

(D)	a certified copy of its current Register of Members;

(E)	a certified copy of its current Register of Charges;

(F)	a copy of Certificate of Good Standing issued by the Registrar of Corporate Affairs in the British Virgin Islands in respect of it and dated within one month prior to the date of this Deed;

(G)	a copy of Certificate of Incumbency in respect of it issued by its registered agent in the British Virgin Islands and dated within one month prior to the date of this Deed; and

(H)	a certified copy of all necessary corporate authorisations approving its entry into, and performance of its obligations under, this Deed.

(b)	To the extent not delivered pursuant to Clause 5(a), the Mortgagor shall deposit with the Mortgagee (or as the Mortgagee directs) within five (5) Business Days of the date on which any further Shares are acquired by, or issued to, the Mortgagor:

(i)	all certificates (if any) representing such further Shares and a certified copy of the Register of Members showing the Mortgagor as the registered owner of such further Shares; and

(ii)	an undated instrument of transfer in respect of such further Shares, executed in blank by or on behalf of the Mortgagor in substantially the form set out in Schedule 1 (Instrument of Transfer).

(c)	The Mortgagor shall, within five (5) Business Days of the date on which any change in a director of the Company becomes effective, procure the delivery to the Mortgagee (or as the Mortgagee directs) of:

(i)	(in the case of a new director) a dated letter of authorisation executed by such director of the Company in substantially the form set out in Schedule 4 (Director’s Letter of Authorisation); and

(ii)	(in the case of a new director or the resignation of a director) undated written resolutions of the board of directors of the Company executed by all of the directors of the Company in substantially the form set out in Schedule 3 (Written Resolutions of the Directors of the Company),

and within five (5) Business Days of that change procure the delivery to the Mortgagee of a certified true copy of the updated register of directors of the Company.

6	Further Assurance

6.1	Further Assurance: General

The Mortgagor shall at its own expense promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices, instructions and powers of attorney) as the Mortgagee or any Receiver or Delegate may reasonably specify (and in such form as the Mortgagee or any Receiver or Delegate may reasonably require in favour of the Secured Parties or is nominee(s)):

(a)	to perfect the Security created or intended to be created or evidenced under or evidenced by this Deed (which may include the execution of a mortgage, charge, assignment, powers of attorney or other Security over all or any of the assets which are, or are intended to be, the subject of the Security) or for the exercise of any rights, powers and remedies of the Mortgagee or any Receiver, Delegate or the Secured Parties provided by or pursuant to this Deed or by applicable law; and

(b)	(following the occurrence of an Event of Default which is continuing), to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security created pursuant to this Deed.

6.2	Necessary Action

The Mortgagor shall from time to time take all such action (whether or not requested to do so by the Mortgagee) as is or shall be available to it (including without limitation obtaining and/or effecting all authorisations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Mortgagee by or pursuant to this Deed and/or to exercise its rights and to perform the obligations expressed on its part under this Deed and/or to make this Deed admissible in evidence in the Cayman Islands.

6.3	Covenants of Title

The obligations of the Mortgagor under this Deed shall be in addition to any covenants for title deemed to be included in this Deed under applicable law.

7	Restrictions on Dealings

The Mortgagor shall not, except such actions required to be undertaken under the Business Combination Agreement:

(a)	create or permit to subsist any Security or Quasi-Security on or over the whole or any party of the Mortgaged Property;

(b)	whether by a single transaction or a number of related or unrelated transactions and whether at the same time, and whether voluntary or involuntary or over a period of time) sell, transfer, lease out, lend or otherwise dispose of the whole or any part of its legal or beneficial interest in the Mortgaged Property;

(c)	negotiate, settle or waive any claim for loss, damage or other compensation affecting the Mortgaged Property or any part thereof;

(a)	do, or cause or permit to be done, anything which may adversely affect:

(i)	the Mortgaged Property and the Security created hereunder, or the value of any of them; or

(ii)	the rights or interests of the Mortgagee hereunder including, without limitation, the ability of the Mortgagee to exercise its rights and remedies hereunder and to preserve or enforce the Security created hereunder;

(b)	permit any person other than the Mortgagor, the Mortgagee or the Mortgagee’s nominee or nominees to be registered as, or become the holder of any of the Mortgaged Property;

(c)	vote in favour of any resolution to merge or consolidate with another company or amend, modify or change the memorandum and articles of association of the Company;

(d)	permit the Company to re-designate or otherwise seek to re-create its original Register of Members or maintain its original Register of Members with any person or in any place other than at the office in the Cayman Islands of the registered office provider of the Company with whom the letter of instructions in substantially the form set out in Schedule 6 (Letter of Instruction to Registered Office Provider) has been entered into pursuant to Clause 5(a)(vii) (Delivery of Documents);

(e)	take or accept any Security from the Company or, in relation to the Secured Obligations, from any third party;

(f)	unless directed in writing to do so by the Mortgagee prove in a liquidation or winding up of the Company until all the Secured Obligations are paid and discharged in full and if directed so to prove by the Mortgagee (or if the Mortgagor otherwise receives any payment or other benefit in breach of this paragraph (f) the Mortgagor shall hold all monies received by it on trust for the Mortgagee to satisfy the Secured Obligations); or

(g)	permit the Company to purchase, redeem, otherwise acquire, cancel, sub-divide, amalgamate, reclassify or otherwise restructure any of the Mortgaged Property.

8	Operations Before and After Enforcement

8.1	Dividends: before enforcement

Subject to Clause 8.2 (Dividends: after enforcement), all dividends and other distributions to the extent paid or payable in cash in respect of any Share may be retained by the Mortgagor (to be applied in the manner not contrary to the Finance Document).

8.2	Dividends after enforcement

At any time while an Event of Default has occurred and is continuing, the Mortgagor shall hold any dividend or other distribution received by it on trust for the Secured Parties and pay the same immediately to the Mortgagee or as it may direct. The Mortgagee shall be entitled to apply the same as permitted in accordance with the terms of the Finance Documents.

8.3	Voting: before enforcement

At any time prior to the occurrence of an Event of Default which is continuing, the Mortgagor shall be entitled to exercise (or refrain for exercising) or direct the exercise of the voting rights attached to any Shares provided that:

(a)	it does so for a purpose not inconsistent with any Finance Document; and

(b)	the exercise (or non-exercise) of those rights would not (i) have an adverse effect on (A) the value of the Mortgaged Property, (B) the ability of the Mortgagee to realise the Security conferred or intended to be conferred on the Mortgagee by or pursuant to this Deed or (C) materially prejudice the interests of the Mortgagee under any Finance Document or its control of any Mortgaged Property.

8.4	Voting: After Enforcement

(a)	Following the occurrence of an Event of Default which is continuing:

(i)	the Mortgagee (or if the Mortgagee so directs, the Receiver) shall be entitled to exercise or direct the exercise of the voting and other rights attached to the Shares and the Mortgagor shall promptly provide the Mortgagee or the Receiver (if so required by the Mortgagee), with an irrevocable power of attorney to exercise in the Mortgagee’s sole discretion the voting rights attached to such Shares as determined by the Mortgagee; and

(ii)	the Mortgagor shall promptly execute and/or deliver to the Mortgagee or the Receiver such forms of proxy as it reasonably requires with a view to enabling such person as it selects to exercise those rights.

(b)	The Mortgagee will have no liability to the Mortgagor for any loss that results from the exercise or non-exercise of any voting rights attaching to such Shares or for any failure to deal with any notice relating to such Shares that is sent to the Mortgagee.

8.5	Payment of Calls

(a)	The Mortgagor must promptly pay all calls and other payments due and payable in respect of any Mortgaged Property.

(b)	If the Mortgagor fails to pay all calls or other payments due and payable in respect of any Mortgaged Property, the Mortgagee may pay any call or other payment on behalf of the Mortgagor and the Mortgagor shall promptly upon request reimburse the Mortgagee for any payment made by it under this Clause.

9	Enforcement of Security

9.1	Enforcement

On and from the occurrence of an Event of Default which is continuing, the Security created pursuant to this Deed is immediately enforceable and the Mortgagee may, without notice to the Mortgagor or prior authorisation from any court, in its absolute discretion enforce all or any part of such Security at the times, in the manner and on the terms it thinks fit, including to:

(a)	assume control of, and to have it or its nominee registered as holder of legal title to, any Mortgaged Property;

(b)	sell, exchange, grant options over, or otherwise dispose of, any Mortgaged Property by any method, at any time and on any terms, it thinks fit or to postpone doing of any of these things;

(c)	complete, date and deliver any document delivered to it under this Deed;

(d)	borrow or raise money either unsecured or on the security of the Mortgaged Property (either in priority to the Security conferred or intended to be conferred on the Mortgagee by or pursuant to this Deed or otherwise);

(e)	settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands relating to the Mortgaged Property;

(f)	bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Mortgaged Property or any business of the Mortgagor;

(g)	redeem any Security (whether or not having priority to the Security conferred or intended to be conferred on the Mortgagee by or pursuant to this Deed) over the Mortgaged Property and to settle the accounts of any person with an interest in the Mortgaged Property;

(h)	exercise and do (or permit the Mortgagor or any nominee of the Mortgagor to exercise and do) all such rights and things as the Mortgagee would be capable of exercising or doing if it were the absolute beneficial owner of the Mortgaged Property; and/or

(i)	exercise any other right, power or remedy given to it under this Deed (including to appoint a Receiver) or provided by law.

9.2	No Liability as Mortgagee in Possession

Neither the Mortgagee nor any Receiver shall be liable, by reason of entering into possession of any Mortgaged Property, to account as a mortgagee in possession in respect of all or any part of the Mortgaged Property or be liable for any loss upon realisation or for any neglect, default or omission in connection with the Mortgaged Property to which a mortgagee or a mortgagee in possession might otherwise be liable.

10	Powers of Sale

10.1	Extension of Powers

The power of sale or other disposal conferred on the Mortgagee and on any Receiver by this Deed shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on execution of this Deed and shall be exercisable in accordance with Clause 9.1 (Enforcement).

10.2	Restrictions

Any restrictions imposed by law on the power of sale or on the consolidation of security shall be excluded to the fullest extent permitted by law.

11	Appointment of Receiver

11.1	Appointment and Removal

On and from the occurrence of an Event of Default which is continuing or if requested by the Mortgagor in writing at any time, the Mortgagee may (but for the avoidance of doubt shall not be obliged to) by deed or otherwise (acting through an authorised officer of the Mortgagee), without any notice to the Mortgagor:

(a)	appoint one or more person or persons as the Mortgagee thinks fit to be a Receiver of the whole or any part of the Mortgaged Property;

(b)	appoint two or more Receivers of separate parts of the Mortgaged Property;

(c)	remove (so far as it is lawfully able) any Receiver so appointed (whether or not the Mortgagee appoints any other person as a Receiver in its place); and/or

(d)	appoint another person(s) as an additional or replacement Receiver(s).

11.2	Capacity of Receivers

Each person appointed to be a Receiver pursuant to Clause 11.1 (Appointment and Removal) shall be:

(a)	entitled to act individually or together with any other person appointed or substituted as Receiver;

(b)	for all purposes deemed to be the agent of the Mortgagor and the Mortgagor shall be solely responsible for that Receiver’s contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by that Receiver

(c)	entitled to remuneration for his services at a rate to be fixed by the Mortgagee from time to time, which remuneration shall be payable by the Mortgagor.

11.3	Powers of Appointment

The powers of appointment of a Receiver herein contained shall be in addition to all powers of appointment of the Mortgagee under applicable law and such powers shall remain exercisable from time to time by the Mortgagee in respect of all or any part of the Mortgaged Property.

12	Powers of Receiver

12.1	Powers of Receiver

Every Receiver shall have and be entitled to exercise, in relation to the Mortgaged Property or that part thereof in respect of which he was appointed, and as varied and extended by the provisions of this Deed (in the name of or on behalf of the Mortgagor or in his own name and, in each case, at the cost of the Mortgagor):

(a)	all the powers and rights of an absolute owner and power to do or omit to do anything which the Mortgagor itself could do or omit to do;

(b)	all the powers conferred on a receiver by any provision of Cayman Islands law; and

(c)	the power to do all things (including without limitation bringing or defending proceedings in the name or on behalf of the Mortgagor) which seem to the Receiver to be incidental or conducive to (i) any of the functions, powers, authorities or discretions conferred on or vested in him or (ii) the exercise of any Collateral Rights (including without limitation realisation of all or any part of the Mortgaged Property) or (iii) bringing to his hands any assets of the Mortgagor forming, or which, when got in, would be part of the Mortgaged Property.

12.2	Additional Powers of Receiver

In addition to and without prejudice to the generality of Clause 12.1, every Receiver shall have the following powers in relation to the Mortgaged Property in respect of which he is appointed (and every reference in this Clause 12.2 to the Mortgaged Property shall be read as a reference to that part of the Mortgaged Property in respect of which such Receiver is appointed):

(a)	Take Possession

power to enter upon, take immediate possession of, collect and get in the Mortgaged Property including without limitation dividends and other income whether accrued before or after the date of his appointment;

(b)	Employees

power to appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit with the prior written consent of the Mortgagee and discharge any person appointed by the Mortgagor;

(c)	Proceedings and Claims

power to bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Mortgaged Property or this Deed in the name of the Mortgagor or in his own name and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

(d)	Carry on Business

power to carry on and manage, or concur in the carrying on and management of or to appoint a manager of, the whole or any part of the Mortgaged Property or any business relating thereto in such manner as he shall in his absolute discretion think fit;

(e)	Deal with Mortgaged Property

power, in relation to the Mortgaged Property and each and every part thereof, to sell, transfer, convey, dispose of or concur in any of the foregoing by the Mortgagor or any other receiver or manager of the Mortgagor (including without limitation to or in favour of the Mortgagee) in such manner and generally on such terms as he thinks fit;

(f)	Acquisitions

power to purchase, lease, hire or otherwise acquire any assets or rights of any description which he shall in his absolute discretion consider necessary or desirable for the carrying on, improvement or realisation of the whole or any part of the Mortgaged Property or otherwise for the benefit of the whole or any part of the Mortgaged Property;

(g)	New Subsidiary

power to promote, procure the formation or otherwise acquire the share capital of, any body corporate with a view to such body corporate becoming a subsidiary of the Mortgagor or otherwise and purchasing, leasing or otherwise acquiring an interest in the whole or any part of the Mortgaged Property or carrying on any business in succession to the Mortgagor or any subsidiary of the Mortgagor;

(h)	Insurance

power to effect, maintain or renew indemnity and other insurances and to obtain bonds and performance guarantees;

(i)	Borrowing

power to raise or borrow money from the Mortgagee or any other person to rank either in priority to the security constituted by this Deed or any part of it or otherwise and with or without a mortgage or charge on the Mortgaged Property or any part of it on such terms as he shall in his absolute discretion think fit (and no person lending such money shall be concerned to see or enquire as to the propriety or purpose of the exercise of such power or the application of money so raised or borrowed);

(j)	Redemption of Security

power to redeem, discharge or compromise any Security whether or not having priority to the Security constituted by this Deed or any part of it;

(k)	Covenants, Guarantees and Indemnities

power to enter into bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he shall think fit, to make all payments needed to effect, maintain or satisfy such obligations or liabilities and to use the seal of the Mortgagor;

(l)	Appointment

power to appoint an attorney or accountant or other professional qualified person to assist him in the performance of his functions;

(m)	Receipts

power to give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Mortgaged Property;

(n)	Payment

power to make any payment which is necessary or incidental to the performance of his functions;

(o)	Delegation

power to delegate his powers in accordance with this Deed; and

(p)	Exercise of Powers in Mortgagor’s Name

power to exercise any or all of the above powers on behalf of and in the name of the Mortgagor (notwithstanding any winding-up or dissolution of the Mortgagor) or on his own behalf.

12.3	Relationship with Mortgagee

To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after the Security conferred or intended to be conferred on the Mortgagee by or pursuant to this Deed becomes enforceable be exercised by the Mortgagee in relation to any Mortgaged Property without first appointing a Receiver and notwithstanding the appointment of a Receiver.

13	Application of Monies

13.1	Order of Application

Without prejudice to Clause 13.2 (Suspense account and appropriations), the Mortgagee (and any Receiver) shall apply the monies received by it as a result of the enforcement of the Security created hereby:

(i)	firstly, in payment or satisfaction of the expenses related to enforcement of this security;

(ii)	secondly, in meeting in full claims of the Mortgagee in respect of the Secured Obligations; and

(iii)	thirdly, in payment of the balance (if any) to the Mortgagor or persons entitled to it.

13.2	Suspense account and appropriations

At any time during the Security Period:

(a)	any monies received, recovered or realised by the Mortgagee or any Receiver under this Deed or the powers conferred by it (including the proceeds of any conversion of currency) may, in the discretion of the Mortgagee or any Receiver, be credited to and held in any suspense account pending their application from time to time in or towards the discharge of any of the Secured Obligations in accordance with Clause 13.1 (Order of Application); and

(b)	the Mortgagee or any Receiver refrain from applying, appropriating or enforcing any moneys, security or rights held or received by it (or any trustee or agent on its behalf) in respect of the Secured Obligations.

13.3	Application by Mortgagor

Any application under this Clause 13 shall override any application by the Mortgagor.

14	Receipt and Protection of purchasers

14.1	Receipt

The receipt of the Mortgagee or any Receiver shall be conclusive discharge to a purchaser of any part of the Mortgaged Property from the Mortgagee or such Receiver.

14.2	Protection of purchasers

No person (including a purchaser) dealing with the Mortgagee or a Receiver or its or his agents will be obliged or concerned to enquire:

(a)	whether the Secured Obligations have become payable;

(b)	whether any power which the Mortgagee or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(c)	whether any money remains due under the Finance Documents; or

(d)	how any money paid to the Mortgagee or to that Receiver is to be applied.

15	Power of Attorney

(a)	The Mortgagor, by way of security, irrevocably and severally appoints the Mortgagee, each Receiver and any person nominated for the purpose by the Mortgagee or any Receiver (in writing and signed by an officer of the Mortgagee or Receiver) as its attorney (with full power of substitution and delegation) in its name (or otherwise) and on its behalf and as its act and deed to execute, seal and deliver (using the company seal where appropriate) and otherwise perfect and do any deed, assurance, agreement, instrument, act or thing which it ought to execute and do under the terms of this Deed, or which may be required or deemed proper in the exercise of any rights or powers conferred on the Mortgagee or any Receiver under this Deed or otherwise for any of the purposes of this Deed, and the Mortgagor covenants with the Mortgagee and each Receiver to ratify and confirm all such acts or things made, done or executed by that attorney.

(b)	The power of attorney conferred on the Mortgagee and each Receiver pursuant to paragraph (a) shall continue notwithstanding the exercise of any right of appropriation.

16	Representations

16.1	Representations

On the date of this Deed, the Mortgagor represents and warrants to the Mortgagee that:

(a)	it is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of the British Virgin Islands;

(b)	the obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable obligations; and

(c)	(without limiting the generality of paragraph (b) above), this Deed creates the security interests which it purports to create and those security interests are valid and effective;

(d)	the execution, delivery and performance by it of, and the transactions contemplated by, this Deed do not:

(i)	conflict with any law or regulation applicable to it in any material respect;

(ii)	conflict with the constitutional documents of it or the Company in any material respect; or

(iii)	breach any agreement or instrument binding upon it to an extent or in a manner which has or would have an adverse effect on (A) the value of the Mortgaged Property, (B) the ability of the Mortgagee to realise the Security conferred or intended to be conferred on the Mortgagee by or pursuant to this Deed or (C) materially prejudice the interests of the Mortgagee under any Finance Document or its control of any Mortgaged Property;

(e)	it has the power to enter into, perform and deliver, and has taken all necessary corporate actions to authorise its entry into, performance and delivery of, this Deed and the transactions contemplated by this Deed;

(f)	all material authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights, comply with and perform its obligations under, this Deed; and

(ii)	to make this Deed admissible in evidence in the British Virgin Islands and in the Cayman Islands, have been (or will by the required date be) obtained or effected and are (or will by the required date be) in full force and effect;

(g)	the choice of Cayman Islands as the governing law of this Deed will be recognised and enforced in the British Virgin Islands;

(h)	any judgment obtained in the Cayman Islands in relation to this Deed will be recognised and enforced in the British Virgin Islands;

(i)	it is able to pay its debts as they fall due and its assets are greater than its liabilities;

(j)	it is not required under the law applicable where it is incorporated or resident or at the address specified in this Deed to make any deduction of tax from any payment it may make under this Deed;

(k)	under the laws of the British Virgin Islands and the Cayman Islands it is not necessary that this Deed be filed, recorded or enrolled with any court or other authority in that jurisdiction, or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to this Deed or the transactions contemplated by this Deed except (x) as referred to in Clause 4 (Perfection of Security) and (y) that Cayman Islands stamp duty will be payable if this Deed is executed in or brought into or admitted in evidence in a court of the Cayman Islands;

(l)	the Mortgagor is the absolute sole, legal and beneficial owner of all of the Shares, free and clear of any Security, trusts, equities and claims whatsoever, save for the Security created pursuant to this Deed;

(m)	the Shares represent 6.2358 per cent. of the total issued share capital of the Company;

(n)	the Shares are fully paid up and validly issued, and not subject to any pre-emption, option to purchase or similar rights, other than as may arise under applicable law;

(o)	the original Register of Members of the Company is located and maintained at the office of its registered office provider in the Cayman Islands; and

(p)	none of the Mortgaged Property is subject to or affected by any Restrictions Notice issued by the Company or its registered office provider pursuant to the Companies Act.

16.2	Repetition

The representations and warranties set out in Clause 16.1 (Representations) above shall be deemed to be repeated by the Mortgagor on each day of the Security Period by reference to the facts and circumstances then existing.

17	Effectiveness of Security

17.1	Continuing Security

The Security created by or pursuant to this Deed shall remain in full force and effect as a continuing security for the Secured Obligations unless and until discharged by the Mortgagee. No part of the security from time to time intended to be constituted by this Deed will be considered satisfied or discharged by any intermediate payment, discharge or satisfaction of any part of the Secured Obligations.

17.2	Independent Security

The Security created by this Deed and the Collateral Rights shall be in addition to and independent of every other Security which the Mortgagee may at any time hold for any or all of the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Mortgagee over the whole or any part of the Mortgaged Property shall merge into the security constituted by this Deed.

17.3	Mortgagor’s Obligations

None of the obligations of the Mortgagor under this Deed or the Collateral Rights shall be affected by any act, omission or thing (whether or not known to it or any Secured Party) which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed. This includes:

(a)	any time, waiver or consent or any other indulgence or concession granted to, or composition with, the Mortgagor or any other person;

(b)	any release of the Mortgagor or any other person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Mortgagor or any other person;

(d)	the existence of any claim, set-off or other right which the Mortgagor may have at any time against the Mortgagee or any other person;

(e)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(f)	any incapacity, lack of power, authority or legal personality of or dissolution or change in the members or status of the Mortgagor or any other person;

(g)	any variation, amendment, waiver, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of, or in connection with, a Finance Document, or any document, security, guarantee or indemnity;

(h)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; and

(i)	any insolvency or similar proceedings.

17.4	Remedies and Waivers

(a)	No failure on the part of the Mortgagee or any Receiver to exercise, or any delay on its part in exercising, any Collateral Right shall operate as a waiver thereof or constitute an election to affirm this Deed.

(b)	No election by the Mortgagee or any Receiver to affirm this Deed or to waive any Collateral Rights shall be effective unless it is in writing.

(c)	The Collateral Rights are cumulative and not exclusive of the rights of the Mortgagee or any Receiver under the general law. No single or partial exercise of any Collateral Right shall preclude any further or other exercise of that or any other Collateral Right.

17.5	Immediate recourse

The Mortgagor waives any right it may have of first requiring the Mortgagee (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person or file any proof or claim in any insolvency, administration, winding-up or liquidation proceedings relative to any other person before claiming from the Mortgagor under this Deed.

17.6	No Liability

None of the Mortgagee, its nominee(s) or any Receiver shall be liable by reason of (a) taking any action permitted by this Deed or (b) any neglect or default in connection with all or any part of the Mortgaged Property or (c) taking possession of or realising all or any part of the Mortgaged Property.

17.7	Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed under such laws nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the security intended to be created by or pursuant to this Deed is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of that security.

17.8	Deferral of rights

(a)	Unless the Security Period has expired or the Mortgagee otherwise directs, the Mortgagor agrees that it will not, after a claim has been made under this Deed or by virtue of any payment or performance by it under this Deed:

(i) be subrogated to any rights, security or moneys held, received or receivable by any Secured Party (or any trustee or agent on its behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Mortgagor's liability under this Deed;

(iii)	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Secured Party (or any trustee or agent on its behalf); or

(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off against any Obligor.

(b)	The Mortgagor must hold in trust for and promptly pay or transfer to the Mortgagee any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Mortgagee under this Clause.

17.9	Reinstatement

(a)	If any discharge (whether in respect of the Secured Obligations or any other obligations of any Obligor or any security for those liabilities or obligations or otherwise) or arrangement is made in whole or in part on the basis of any payment, security or other disposition which is avoided, set aside or must be restored on insolvency, liquidation, judicial management, administration or any similar event without limitation, the liability of the Mortgagor under this Deed will continue or be reinstated as if the discharge or arrangement had not occurred and each Secured Party’s right to recover the full extent of its Secured Obligations shall not be in any way prejudiced thereby.

(b)	Each Secured Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

18	Release of Security

18.1	Final redemption

At the end of the Security Period, the Mortgagee shall, at the request and cost of the Mortgagor, take whatever action is necessary to release, reassign or discharge (as appropriate) the Mortgaged Property from the Security created under this Deed, including but not limited to return the originals of the Mortgage Deliverables to the Mortgagor.

18.2	Avoidance of Payments

If the Mortgagee (acting reasonably) considers that an amount paid to a Secured Party under a Finance Document is capable of being avoided or otherwise set aside on the liquidation, judicial management or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

19	Subsequent and Prior Security Interests

19.1	Subsequent security interests

(a)	If any subsequent charge or other interest affects any Mortgaged Property, any Secured Party may open a new account with the Mortgagor.

(b)	If a Secured Party referred to in paragraph (a) above does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other interest.

(c)	As from that time all payments made to that Secured Party referred to in paragraph (a) above will be credited or be treated as having been credited to the new account and will not operate to reduce any of the Secured Obligations unless the Mortgagee agrees otherwise.

19.2	Prior security interests

(a)	At any time after the occurrence of an Event of Default which is continuing, the Mortgagee may, at the sole cost of the Mortgagor (payable to the Mortgagee on demand):

(i)	redeem any prior Security against any Mortgaged Property; and/or

(ii)	procure the transfer of that Security to itself; and/or

(iii)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on the Mortgagor.

(b)	The Mortgagor must pay to the Mortgagee, the costs and expenses incurred by the Mortgagee in connection with any such redemption and/or transfer, including the payment of any principal or interest.

20	Discretion and Delegation

20.1	Discretion

Any liberty or power which may be exercised or any determination which may be made under this Deed by the Mortgagee or any Receiver may be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

20.2	Delegation

(a)	Each of the Mortgagee and any Receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Deed (including without limitation the power of attorney under Clause 15 (Power of Attorney)) on such terms and conditions as it shall see fit which delegation shall not preclude any subsequent exercise, any subsequent delegation or any revocation of such power, authority or discretion by the Mortgagee or any Receiver.

(b)	Neither the Mortgagee nor any Receiver will be in any way liable or responsible to the Mortgagor for any loss or liability arising from any act, default, omission, neglect or misconduct on the part of any delegate or sub-delegate.

20.3	Protections

In acting as Mortgagee, the Mortgagee shall have the benefit of all indemnities, protections and rights on its part set out in the Finance Documents, as if set out fully herein.

21	Changes to Parties

21.1	The Mortgagor

The Mortgagor may not assign or transfer any of its rights or obligations under this Deed without the prior consent of the Mortgagee.

21.2	The Mortgagee

The Mortgagee may not assign or transfer any of its rights or obligations under this Deed without the prior consent of the Mortgagor.

22	Fees, costs and expenses

22.1	Each party to this Deed shall pay its own fees, costs and expenses (including, without limitation, legal fees) incurred by it in connection with the negotiation, preparation, printing and execution of this Deed and any amendments hereto.

22.2	The Mortgagor shall promptly on demand pay the Mortgagee, any Receiver and any Delegate the full amount of all fees, costs and expenses (including, without limitation, legal fees) incurred by the Mortgagee, any Receiver or any Delegate in connection with the preservation or enforcement of any of the respective rights of the Mortgagee, any Receiver or any Delegate under this Deed, or the exercise or purported exercise of any of the powers of the Mortgagee, any Receiver or any Delegate arising pursuant to this Deed.

23	Indemnity

The Mortgagor shall indemnify and keep indemnified the Mortgagee, any Receiver and any Delegate on demand against each and every loss, action, claim, expense, cost or liability which may be incurred by the Mortgagee, any Receiver or any Delegate in connection with or relating to the creation, perfection, preservation and/or enforcement of any of the respective rights of the Mortgagee, any Receiver or any Delegate under this Deed, or the exercise or purported exercise of any of the powers of the Mortgagee, any Receiver or any Delegate arising pursuant to this Deed (including pursuant to the power of attorney contained in Clause 15 (Power of attorney) herein), or any breach by the Mortgagor of its obligations hereunder.

24	Conversion of currency

All monies received or held by the Mortgagee, any Receiver or any Delegate pursuant to this Deed may at any time, before as well as after the occurrence of an Event of Default which is continuing, be converted into such other currency as Mortgagee, any Receiver or any Delegate considers necessary or desirable to satisfy the Secured Obligations in that other currency at the then prevailing spot rate of exchange of the Mortgagee, any Receiver or any Delegate (as conclusively determined by it) for purchasing that other currency with the original currency.

25	Set-off

Any Secured Party may set off any matured obligation due from the Mortgagor to it under the Finance Documents against any matured obligation owed by that Secured Party to the Mortgagor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, that Secured Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

26	Amendment and waiver

(a)	This Deed shall remain in full force and effect notwithstanding any amendment or variation from time to time made to the any other Finance Document.

(b)	No variation, amendment or waiver of this Deed shall be valid unless in writing and signed by or on behalf of the parties hereto.

27	Certificate of Secured Party

Any certification or determination by a Secured Party of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matter to which it relates, including without limitation, the amount of the Secured Obligations and its reasonable costs and expenses incurred in enforcing this Deed (or any rights hereunder).

28	Notices

Any and all notices required or permitted under this Deed shall be given in writing, and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by e-mail or by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. Any notice given pursuant to this Clause 22 shall be addressed to the address or facsimile number of the receiving party as set forth below or at such other addresses as such party may designate by ten (10) days advance written notice to the other Parties hereto.

Mortgagor

Address: 上海黄浦区西藏南路218号永银大厦5层

Attention: Hu Jing (胡京)

Email: hujing@distrii.com

Mortgagee

Address: 9 Raffles Place, #12-01 Republic Plaza, Singapore

Attention: Huang Fan

Email: huangfan@cdl.com.sg

29	Counterparts

This Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

30	Governing Law

This Deed shall be governed by and construed in accordance with the laws of the Cayman Islands.

31	Jurisdiction

31.1	Cayman Islands courts

The courts of the Cayman Islands have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Deed (a Dispute).

31.2	Convenient Forum

The courts of the Cayman Islands are the most appropriate and convenient courts to settle any such dispute in connection with this Deed. The Mortgagor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Deed.

31.3	Exclusive Jurisdiction

This Clause 31 is for the benefit of the Mortgagee only. As a result and notwithstanding Clause 31.1 (Cayman Islands courts), nothing herein shall prevent the Mortgagee from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law the Mortgagee may take concurrent proceedings in any number of jurisdictions.

31.4	Disputes

References in this Clause 31 to a Dispute includes any dispute as to the existence, validity or termination of this Deed.

31.5	Service of process

(a)	The Mortgagor agrees to appoint Ogier Global (Cayman) Limited of 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands as its agent for service of process in any proceedings before the courts of the Cayman Islands in connection with this Deed;

(b)	If any person appointed as process agent under this Clause is unable for any reason to so act, the Mortgagor must promptly (and in any event within three days of the event taking place) appoint another agent on terms acceptable to the Mortgagee (acting reasonably). Failing this, the Mortgagee may appoint another process agent for this purpose.

(c)	The Mortgagor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

31.6	Waiver of immunity

The Mortgagor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court or arbitral tribunal;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)	execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts or arbitral tribunals of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

IN WITNESS WHEREOF this Deed has been signed on behalf of the Mortgagee and executed as a deed by the Mortgagor and is intended to be and is hereby delivered by it as a deed on the date specified above.

Schedule 1

Instrument of Transfer

AGIIPLUS INC.

(the Company)

The undersigned, ____________________ of ____________________ (the Transferor)

DO HEREBY transfer to the ____________________ of ____________________ (the Transferee),

_____________ shares standing in our name in the undertaking called

AgiiPlus Inc. to hold the same unto the Transferee

Dated this         day of                      , 20__

Executed as a deed by the Transferor

in the presence of:

J.distrii Global Limited

(Witness)	(Transferor)
Name:
Title:

Signed by way of acceptance by the Transferee

in the presence of:

(Witness)	(Transferee)
Name:

Schedule 2

Irrevocable Appointment Of Proxy And Power Of Attorney

AgiiPlus Inc.

We, J.distrii Global Limited, hereby irrevocably appoint City Connected Communities Pte. Ltd., and its successors, permitted transferees and permitted assigns (in each case with full power to appoint a nominee or nominees to act hereunder from time to time, (the Attorney)) as our:

1.	proxy to vote at meetings of the members of AgiiPlus Inc. (the Company) in respect of the __________________ ordinary shares in the Company, represented by share certificate number ______________ (the Shares), which are issued and/or registered in our name; and

2.	duly authorised representative and duly appointed and lawful attorney-in-fact to sign resolutions in writing of the Company in respect of the Shares.

The Shares have been mortgaged to the Attorney pursuant to an Equitable Share Mortgage dated [●] between J.distrii Global Limited as Mortgagor and the Attorney as Mortgagee (the Equitable Share Mortgage).

Notwithstanding anything contained in this instrument, the irrevocable power of attorney and proxy shall only be exercisable upon and after the occurrence of an Event of Default which is continuing (as defined in and construed in accordance with the Equitable Share Mortgage).

This proxy and power of attorney are irrevocable by reason of being coupled with the interest of City Connected Communities Pte. Ltd., and its successors, permitted transferees and permitted assigns as mortgagee of the Shares.

[Signature page follows]

IN WITNESS whereof this Deed has been executed on ______________________.

EXECUTED AS A DEED for and on behalf of	)
J.DISTRII GLOBAL LIMITED	)
)
)
)
Duly Authorised Signatory

Name:
Title:

Signature of Witness

Name:

Address:

Schedule 3

Written Resolutions of the Directors of the Company

AgiiPlus Inc.

(the Company)

Written resolutions of the directors of the company dated_______________

1.	The Company

1.1	Written resolution of all the directors made pursuant to the articles of association of the Company.

2.	Share transfer

2.1	It is resolved in accordance with the terms and conditions of the Share Mortgage dated [Date] between J.distrii Global Limited and City Connected Communities Pte. Ltd., that the following transfer(s) of the shares of the Company be approved with immediate effect:

#	Transferor	Transferee	Number of Transferred Shares
1.	J.DISTRII GLOBAL LIMITED	[ ]	[ ] (in any event not more than 3,097,893)

3.	Register of members

3.1	It is resolved that the Register of Members of the Company be updated to record the transfer of the shares to the transferee referred to above and the registered office provider of the Company be hereby authorised and instructed to:

(a)	update the original Register of Members if it retains the original or update its copy of the Register of Members if it retains a copy of the Register of Members to record the transferee as the registered holder of the relevant shares; and

(b)	provide a copy of the updated Register of Members to the transferee.

[Name]	[Name]
Director	Director

Schedule 4

Director's Letter of Authorisation

Date: ________________

To: City Connected Communities Pte. Ltd.

Dear Sirs

Share Mortgage dated [Date] between J.distrii Global Limited and City Connected Communities Pte. Ltd. (the Share Mortgage) in respect of shares in Agiiplus Inc. (the Company)

I refer to this letter and the executed but undated written resolutions of all the directors of the Company signed by me and provided in accordance with the Share Mortgage.

I hereby irrevocably and unconditionally authorise you to date and otherwise complete:

(a) the written resolutions referred to above; and

(b) any other document provided to you by me in accordance with the Share Mortgage,

in each case, at any time on and from the date that the Share Mortgage becomes enforceable in accordance with its terms.

I confirm that you may delegate the authority conferred by this letter to any of your successors, permitted transferees and permitted assigns in relation to the Share Mortgage.

SIGNED, SEALED AND DELIVERED as a DEED	)
by [insert name of director]	)
in the presence of:	)

Signature	………………………………………………

Signature of witness	………………………………………………

Name of witness	………………………………………………

Address of witness	………………………………………………

………………………………………………

………………………………………………

Occupation of witness	………………………………………………

Schedule 5

Deed of undertaking and confirmation

Agiiplus Inc.

[Date]

City Connected Communities Pte. Ltd. (the Mortgagee, which expression includes its successors, permitted transferees and permitted assigns)

Dear Sirs

Agiiplus Inc. (the Company)

We refer to the share mortgage in respect of shares in the Company (the Shares) dated [Date] between J.distrii Global Limited (the Mortgagor) and the Mortgagee whereby the Mortgagor granted a mortgage and charge over the Shares in favour of the Mortgagee (the Share Mortgage).

Capitalised words and expressions used herein and which are not expressly defined herein have the meanings ascribed to them in the Share Mortgage.

This deed of undertaking and confirmation is given pursuant to the Share Mortgage.

1.	The Company irrevocably and unconditionally (a) consents to any transfer of the Shares pursuant to the enforcement by the Mortgagee of any of its rights under the Share Mortgage and (b) undertakes to promptly register (and permits the Mortgagee or its nominee(s), if they have custody of the original register of members of the Company (the Register of Members) to register) any transfer of Shares to the Mortgagee or its nominee that is submitted to the Company for registration pursuant to an enforcement of the Share Mortgage.

2.	The Company confirms that it has instructed its registered office provider to make a notation of the of the Share Mortgage in its Register of Members as required by the terms of the Share Mortgage and that this annotation, once added, should not be removed at any time during the Security Period other than with the prior written consent of the Mortgagee.

3.	The Company confirms that the copy Register of Members provided to the Mortgagee pursuant to the Share Mortgage is a certified copy of the original Register of Members and it will not re-designate or otherwise seek to re-create its original Register of Members or maintain the Register of Members with any person or in any place other than at the office of its registered office provider in the Cayman Islands, with whom the letter of instructions in substantially the form set out in Schedule 6 (Letter of Instruction to Registered Office Provider) of the Share Mortgage has been entered into pursuant to Clause 5(a)(viii) (Delivery of Documents) of the Share Mortgage.

4.	The Company confirms that none of the Mortgaged Property is subject to or affected by any Restrictions Notice issued by it or its registered office provider pursuant to the Companies Act.

THIS DEED has been executed and delivered on the day and year first above written.

EXECUTED AS A DEED for and on behalf of	)
AGIIPLUS INc.	)
by:	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

in the presence of:

Signature of Witness

Name:

Address:

Schedule 6

Letter of Instruction to Registered Office Provider

Date: __________________

To	Ogier Global (Cayman) Limited

89 Nexus Way,

Camana Bay, Cayman Islands

Dear Sirs

Irrevocable letter of instruction to Ogier Global (Cayman) Limited (the Registered Office Provider) in respect of mortgage and charge over shares issued by Agiiplus Inc. (the Company) to J.distrii Global Limited (the Mortgagor)

1 You are the Registered Office Provider of the Company.

2 We enclose at schedule 1 a copy of an equitable share mortgage dated [●] (the Mortgage) executed between the Mortgagor and City Connected Communities Pte. Ltd. (the Mortgagee, which expression shall include its successors, permitted transferees and permitted assigns) pursuant to which the Mortgagor mortgaged and charged, among other things, shares held by it in the Company from time to time (the Shares) in favour of the Mortgagee. Capitalised terms defined in the Mortgage (unless otherwise defined herein) have the same meaning in this letter.

3 Pursuant to clause 4(a) of the Mortgage, the Company is required to make a notation of the Mortgage on its register of members as soon as practicable after the Repurchase Closing.

4 Pursuant to the deed of undertaking delivered by the Company to the Mortgagee pursuant to clause 5(a)(vi) of the Mortgage, the Company must not re-designate or otherwise seek to re-create its original register of members or maintain its original register of members with any person or in any place other than at your office in the Cayman Islands.

5 We hereby irrevocably and unconditionally, authorise, instruct and direct you that:

(a) you must annotate the register of members of the Company as soon as practicable after the Repurchase Closing (the date of the Repurchase Closing as notified to you in writing by the Mortgagee being conclusive for all intents and purposes) as referred to above and you must not remove the annotation from the register of members of the Company at any time when any Secured Obligations remain outstanding except with the prior written consent of the Mortgagee;

(b) you must maintain the original register of members of the Company at your office in the Cayman Islands;

(c) any transfer of the Shares pursuant to, or in connection with, an enforcement of the security created by the Mortgage be and is hereby approved;

(d) you must, on request by the Mortgagee or its legal advisors, register any transfer of any Share to the Mortgagee, its nominee or to any third party as it or its legal advisors may direct;

(e) you must accept instructions from the Mortgagee or its legal advisors without the requirement for any further approval or instruction from us;

(f) in the event of any conflicting instructions being given by us which conflict with any instructions that are given by the Mortgagee or its legal advisors, the instructions of the Mortgagee or its legal advisors are to prevail and you must comply with the instructions of the Mortgagee or its legal advisors; and

(g) you must accept any payment of fees from the Mortgagee in relation to any steps required to be taken by you in relation to enforcement of the Mortgage or otherwise, including, without limitation, any payment of fees owed by the Company in order to restore the Company to good standing.

6 This letter of instruction:

(a) shall remain in force until the Mortgagee notifies you in writing that the security created pursuant to the Mortgage has been released; and

(b) is governed by Cayman Islands law.

Please confirm by countersigning below and returning a copy of such countersigned letter to us with a copy to the Mortgagee that you have received this correspondence and that you will action the above and update your records accordingly.

Yours faithfully

Name:

Title:

for and on behalf of

Agiiplus Inc.

Accepted and agreed

Name:

for and on behalf of

Ogier Global (Cayman) Limited

Signed

Name:

Title:

for and on behalf of

City Connected Communities Pte. Ltd.

The Mortgagor

EXECUTED	)
as a DEED by	)
J.DISTRII GLOBAL LIMITED	)
acting through its duly authorised signatory	)
in the presence of	)	Name of signatory:

Signature of witness:
Name of witness:

Signature page to Cayman Share Mortgage

The Mortgagee

CITY CONNECTED COMMUNITIES PTE. LTD.

By:

Signature page to Cayman Share Mortgage